EXHIBIT 5.1

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Phone 650.493.9300

Fax 650.493.6811

May 27, 2005

Echelon Corporation

550 Meridian Avenue

San Jose, CA 95126

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the registration statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 31, 2005 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,667,961 shares of your Common Stock reserved for issuance under the 1997 Stock Plan (the “1997 Plan”) and (ii) 200,000 shares of your Common Stock reserved for issuance under the 1998 Director Option Plan (the “Director Plan”). The 3,667,961 shares of Common Stock reserved under the 1997 Plan, and the 100,000 shares of Common Stock reserved under the Director Plan are referred to collectively hereinafter as the “Shares”, and the 1988 Plan, the 1997 Plan and the Director Plan are referred to hereinafter collectively as the “Plans”. As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati